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                                                                 Exhibit 99.9

[Letterhead of Goldman, Sachs & Co.]

November 14, 1997


Board of Directors
Mosinee Paper Corporation
1244 Kronenwelter Drive
Mosinee, WI 54455-9099


Board of Directors
Wausau Paper Mills Company
One Clark's Island
Wausau, WI 54402-1408


Re: Joint Proxy Statement/Prospectus of Mosinee Paper Corporation and Wausau Paper Mills Company (File Nos. 0-11891 and 0-7674, respectively)
     ------------------------------------------------------------------------

Gentlemen:

Reference is made to our presentation prepared with respect to the proposed merger of Mosinee Paper Corporation ("Mosinee") and Wausau Paper Mills Company ("Wausau") pursuant to which the holders of the outstanding shares of Common Stock of Mosinee will receive 1.4 shares of Common Stock of Wausau in exchange for each share of Common Stock of Mosinee. The presentation was given to the members of the Special Committee of the Board of Directors of Mosinee and to the members of the Special Committee of the Board of Directors of Wausau on August 22, 1997, and to the Board of Directors of Mosinee and the Board of Directors of Wausau on August 24, 1997.

The foregoing presentation was provided for the information and assistance of the Special Committee of the Board of Directors of Mosinee, the Board of Directors of Mosinee, the Special Committee of the Board of Directors of Wausau, and the Board of Directors of Wausau in connection with their respective consideration of the transaction referenced above and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.
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Board of Directors
Mosinee Paper Corporation
Board of Directors
Wausau Paper Mills Company
November 14, 1997
Page 2

In that regard, we hereby consent to the reference to the presentation of our Firm under the captions "The Proposed Merger -- Background of the Merger;" "--Reasons for the Merger; Recommendations of the Boards of Directors and the Special Committees Thereof;" and "--Presentation of Goldman Sachs" in the above-mentioned Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
-------------------------
(GOLDMAN, SACHS & CO.)